Exhibit 10.1

AMENDMENT #3 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT #3 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of March 27, 2020 (the “Effective Date”), between NTN Buzztime, Inc., a Delaware corporation (the “Company”), and Allen Wolff, an individual (“Executive”).

RECITALS

THE PARTIES ENTER THIS AMENDMENT on the basis of the following facts, understandings and intentions:

A.	Executive commenced employment with the Company as of December 29, 2014.

B.	The Company and Executive are parties to that certain Employment Agreement made and entered into March 19, 2018 (the “Employment Agreement”), to that certain Amendment #1 to Employment Agreement made and entered into September 17, 2019 (the “1st Amendment,”) and to that certain Amendment #2 to Employment Agreement made and entered into on January 14, 2020 (the “2nd Amendment,” and collectively with the Employment Agreement and the 1st Amendment, the “Existing Employment Agreement”), pursuant to which, among other things, Executive served as the Company’s interim Chief Executive Office from September 17, 2019 through January 13, 2020, and has been serving as the Company’s Chief Executive Officer since January 14, 2020.

C.	Executive desires to continue employment with the Company on the terms and conditions set forth in this Amendment.

D.	The Nominating and Corporate Governance/Compensation Committee (the “Committee”) of the Board of Directors of the Company has determined and approved the terms of Executive’s continued employment on the terms and conditions set forth in this Amendment.

E.	This Amendment, the Existing Employment Agreement and all related documents referenced in the Existing Employment Agreement shall govern the employment relationship between the Executive and the Company from and after the Effective Date.

NOW, THEREFORE, in consideration of the above recitals incorporated herein and the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.	Base Salary Deferral. Notwithstanding anything to the contrary in the Existing Employment Agreement, 44.615385% of all payments of Executive’s base salary for services rendered on May 1, 2020 and through October 31, 2020 shall be deferred, and the accumulated deferred base salary amounts shall be paid to Executive on the earlier of October 31, 2020 or such time as the Company’s Board of Directors determines in good faith that the Company is in the financial position to pay such accumulated deferred salary.

2.	Governing Law. This Amendment, and all questions relating to its validity, interpretation, performance and enforcement, as well as the legal relations hereby created between the parties hereto, shall be governed by and construed under, and interpreted and enforced in accordance with, the laws of the State of California, notwithstanding any California or other conflict of law provision to the contrary.

3.	Severability. If any provision of this Amendment or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Amendment which can be given effect without the invalid provisions or applications and to this end the provisions of this Amendment are declared to be severable.

4.	Conflict; Agreement. Except as modified by this Amendment, the Existing Employment Agreement, together with all stock unit agreements, stock option agreements and other agreement for equity-based compensation and the exhibits contemplated thereby, including the Confidentiality and Work for Hire Agreement and Mutual Agreement to Arbitrate, embody the entire agreement of the parties hereto respecting the matters within its scope. If there is a conflict between the terms and conditions of this Amendment and the Existing Employment Agreement, this Amendment shall take precedence. Otherwise, all other terms and conditions of the Existing Employment Agreement remain in full force and effect.

5.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

6.	Legal Counsel; Mutual Drafting. Each party recognizes that this is a legally binding contract and acknowledges and agrees that they have had the opportunity to consult with legal counsel of their choice. Each party has cooperated in the drafting, negotiation and preparation of this Amendment. Hence, in any construction to be made of this Amendment, the same shall not be construed against either party on the basis of that party being the drafter of such language. The Executive agrees and acknowledges that he has read and understands this Amendment, is entering into it freely and voluntarily, and has been advised to seek counsel prior to entering into this Amendment and has had ample opportunity to do so.

2

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the first date set forth above.

“COMPANY”

NTN Buzztime, Inc., a Delaware corporation

By:	/s/ Richard Simtob
Name:	Richard Simtob
Title:	Chairman of the Nominating and Corporate Governance/Compensation Committee

“EXECUTIVE”

/s/ Allen Wolff
Allen Wolff